                                                                    EXHIBIT 10.4


                           SHAREHOLDERS' AGREEMENT OF
                          HANOVER CAPITAL PARTNERS LTD.


         THIS SHAREHOLDERS' AGREEMENT OF HANOVER CAPITAL PARTNERS LTD. (the "Agreement"), dated as of the ___ day of ___________, 1997 (the "Effective Date"), is entered into by and among (i) Hanover Capital Partners Ltd., a New York corporation having its principal place of business at 90 West Street, Suite 1508, New York, New York 10006 (the "Company"), (ii) Hanover Capital Mortgage Holdings, L.P., a Delaware limited partnership having its principal place of business at 100 Metroplex Drive, Suite 301, Edison, NJ 08817 (the "Partnership"), (iii) John A. Burchett ("Burchett"), (iv) Joyce S. Mizerak ("Mizerak"), (v) George J. Ostendorf ("Ostendorf") and (vi) Irma N. Tavares ("Tavares"). Burchett, Mizerak, Ostendorf and Tavares are collectively referred to as the "Initial Shareholders."

                                    RECITALS

         A. The Company and the Initial Shareholders entered into an Agreement of Shareholders, dated as of May 26, 1992 (the "Original Agreement"), which they amended and restated pursuant to an Amended and Restated Shareholders' Agreement of Hanover Capital Partners Ltd. dated as of January 1, 1996 (the "First Amended Agreement").

         B. Pursuant to an Agreement and Plan of Recapitalization dated as of __________, 1997 (the "Plan of Recapitalization"), the Initial Shareholders exchanged 166.424 shares of the Company's Class A Common Stock, $.01 par value per share, constituting all of the issued and outstanding shares of the Company's Class A Common Stock, for 3,000 shares of the Company's Class A Common Stock, $.01 par value per share (the "Common Shares"), and 97,000 shares of the Company's Series A Preferred Stock, $.01 par value per share (the "Preferred Shares").

         C. Pursuant to the Amended and Restated Agreement of Limited Partnership of Hanover Capital Mortgage Holdings, L.P., dated as of ___________, 1997 (the "Partnership Agreement"), the Initial Shareholders contributed all of the Preferred Shares to the Partnership in exchange for units of partnership interest in the Partnership.

         D. The Initial Shareholders and the Partnership hold the Common Shares and Preferred Shares, respectively, set forth opposite their names on the attached SCHEDULE 1.

         E. The Company, the Partnership and the Initial Shareholders desire to amend and restate the First Amended Agreement in its entirety in an effort to ensure that (i) Hanover Capital Mortgage Holdings, Inc., a Maryland corporation ("HCHI") and the general partner of the Partnership, maintains its qualification as a real estate estate investment trust ("REIT") for Federal income tax purposes, and (ii) the Common Shares continue to be owned by persons whose interests coincide with the interests of HCHI and the Partnership to the extent provided in this Agreement. The Original Agreement and the First Amended Agreement have been superseded in every respect by this Agreement.

                                    AGREEMENT


         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree that the Original Agreement and the First Amended Agreement shall be amended and restated as follows:


         1. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as follows:

         AFFILIATE. "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         CLASS B SHAREHOLDER. "Class B Shareholder" shall mean any holder of Class B Shares.

         CLASS B SHARES. "Class B Shares" shall mean shares of the Company's Class B Common Stock, $.01 par value, that the Company may be authorized to issue from time to time and any other securities of the Company for which such Class B Shares may be exchanged (by way of reorganization, recapitalization, merger, consolidation or otherwise).

         COMMON SHAREHOLDER. "Common Shareholder" shall mean any holder of Common Shares.

         COMMON SHARES. "Common Shares" shall mean shares of the Company's Class A Common Stock, $.01 par value, that the Company may be authorized to issue from time to time, any other securities of the Company for which such Common Shares may be exchanged (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any shares of common stock of the Company (other than Class B Shares) hereafter authorized and of any capital stock of the Company of any other class (except Class B Shares) hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

         CONTROL. "Control" (including the terms "controlling," "controlled by," and "under common control with") shall mean the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, corporation, partnership, limited liability company or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         EVENT OF BANKRUPTCY. With respect to any Person, "Event of Bankruptcy" shall mean any of the following events:

                  (a) the making by such Person of an assignment for the benefit of creditors;

                  (b) the filing by such Person of a voluntary petition under any bankruptcy, insolvency or similar law which is not dismissed within ninety
(90) days after the filing thereof;

                  (c) the adjudication of such Person by a court of competent jurisdiction as a bankrupt or insolvent, or the entry against such Person of an order for relief under any bankruptcy, insolvency or similar proceeding within ninety (90) days after the filing thereof;

                  (d) the filing by such Person of a petition or answer seeking for himself or herself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute, law or regulation;

                  (e) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him or her in any bankruptcy or insolvency proceeding;

                  (f) such Person's written request for, consent to or acquiescence in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or


                  (g) the passage of (i) one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute, law or regulation without such proceeding having been dismissed, (ii) ninety (90) days after the appointment, without such Person's consent or acquiescence, of a trustee, receiver or liquidator of such Person or of all or any substantial portion of such Person's properties without such appointment having been vacated or stayed, or (iii) ninety (90) days after the expiration of any stay of an appointment referred to in the foregoing clause (ii) without such appointment having been vacated.


         GROSS COMPANY VALUE. "Gross Company Value" shall mean, as of any date of determination for as long as the Partnership (or HCHI) holds a majority of the Preferred Shares, (a) the "Gross Asset Value," as reasonably and in good faith determined by HCHI's Board of Directors in accordance with the Partnership Agreement, of the Shares held by the Partnership (or HCHI) as of such date divided by (b) a fraction, the numerator of which is the number of Shares held by the Partnership (or HCHI) as of such date and the denominator of which is the number of Shares that are outstanding as of such date. For as long as it holds Shares, the Partnership (or HCHI) shall provide the other Shareholders with statements of the Gross Asset Value of the Shares held by it in response to reasonable written requests by such other Shareholders therefor. If neither the Partnership nor HCHI holds a majority of the Preferred Shares as of the date of determination, the Gross Company Value shall be the aggregate value of all of the Shares as determined as provided in Section 3(g) of this Agreement.

         IMMEDIATE FAMILY. "Immediate Family" shall mean, with respect to any natural Person, (a) such Person's current or former spouse, descendants (by blood or adoption), parents, parents-in-law, siblings and descendants of siblings (by blood or adoption) and (b) any trust all of the beneficiaries of which consist of such Person and/or Persons included in (a) immediately above.

         OPTION EVENT. "Option Event" shall mean, with respect to any Common Shareholder (other than the Partnership, HCHI or any Affiliate or Subsidiary of the Partnership or HCHI), any of the following events:

                  (a) in the case of an Initial Shareholder, any event following which (i) such Initial Shareholder is not employed by at least one of HCHI, the Partnership, the Company and their respective Affiliates and Subsidiaries (in the case of disability, for a period of at least two (2) consecutive months or a total of sixty (60) days during any twelve-month period due to a condition that, in the opinion of a physician who is mutually acceptable to the Company, the Partnership and such Initial Shareholder or his or her legal representatives, is likely to continue for at least one year from the time of inception) or (ii) neither such Initial Shareholder nor a member of the Immediate Family or an Affiliate of such Initial Shareholder owns an equity interest in HCHI or the Partnership;

                  (b) an Event of Bankruptcy with respect to such Common Shareholder;

                  (c) the death of such Common Shareholder;

                  (d) the agreement by, or requirement of, such Common Shareholder to transfer all or any portion of his or her Common Shares to a spouse or former spouse in connection with a legal separation or dissolution of marriage;

                  (e) the Transfer of all or any portion of such Common Shareholder's Common Shares by operation of law; or

                  (f) in the case of a Common Shareholder who was a member of the Immediate Family or an Affiliate of an Initial Shareholder upon acquiring his, her or its Common Shares, (i) any event described in subparagraph (a) immediately above with respect to such Initial Shareholder or (ii) any event that causes such Common Shareholder to no longer be a member of the Immediate Family or an Affiliate of such Initial Shareholder.

         OPTION EVENT VALUE. "Option Event Value" shall mean the value (per share) of the Common Shares of a Common Shareholder who suffers an Option Event determined by dividing (a) the Gross Company Value as of the date of such Option Event by (b) the total number of outstanding Shares as of the date of such Option Event.

         PERMITTED TRANSFER. A "Permitted Transfer" shall mean a Transfer of Common Shares by a Common Shareholder (a) to (i) a member of such Common Shareholder's Immediate Family, (ii) an Affiliate of such Common Shareholder, or
(iii) another Shareholder, or (b) with the consent, in writing, of Shareholders holding a majority of the issued and outstanding Shares (not held by such Person or Affiliates of such Person).

No Permitted Transfer shall be effective unless and until the Permitted Transferee of the Common Shares so transferred executes and delivers to the Company an executed counterpart of this Agreement, which shall evidence such Permitted Transferee's agreement that the Common Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Common Shares the Permitted Transferee shall be bound by the restrictions of this Agreement.

         PERSON. "Person" shall mean any individual or any corporation, partnership, trust, limited liability company or other entity.

         PREFERRED SHAREHOLDER. "Preferred Shareholder" shall mean any holder of Preferred Shares.

         PREFERRED SHARES. "Preferred Shares" shall mean shares of the Company's Series A Preferred Stock, $.01 par value, that the Company may be authorized to issue from time to time, any other securities of the Company for which such Preferred Shares may be exchanged (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any shares of capital stock of the Company hereafter authorized which are not Common Shares or Class B Shares.

         SHAREHOLDER. "Shareholder" shall mean any Common Shareholder, Class B Shareholder or Preferred Shareholder.

         SHARES. "Shares" shall mean any Common Shares, Class B Shares or Preferred Shares.

         SUBSIDIARY. "Subsidiary" with respect to any entity (the "parent") shall mean any corporation, partnership, limited liability company, firm, association, trust or other entity of which such parent, at the time in respect of which such term is used, (a) owns directly or indirectly more than 50% of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or indirectly more than 50% of the shares of capital stock or beneficial interest having the power to vote for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary.

         TRANSFER. "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares.

         2. RESTRICTIONS ON TRANSFER OF COMMON SHARES. Except as otherwise provided in this Agreement, no Common Shareholder (other than the Partnership, HCHI or any Affiliate or Subsidiary of the Partnership or HCHI) may Transfer all or any part of the Common Shares owned by him or her other than by a Permitted Transfer without complying with the following procedures:

                  (a) NOTICE TO COMPANY AND OTHER SHAREHOLDERS. If at any time a Common Shareholder (other than the Partnership, HCHI or any Affiliate or Subsidiary of the Partnership or HCHI) (the "Offeror") desires or otherwise proposes to Transfer Shares to any Person other than by a Permitted Transfer (a "Third Party Offeree"), such Offeror shall give notice of such Transfer (the "Transfer Notice") to the Company, the other Common Shareholders (the "Common Offerees") and the Preferred and Class B Shareholders (collectively, the "Preferred Offerees"). The Transfer Notice shall include the terms and conditions of such Transfer, including the name of the Third Party Offeree, the proposed purchase price, if any, per share of such Shares (the "Offer Price"), the payment terms (including a description of any proposed non-cash consideration), and the type of disposition and the number of such Shares to be transferred (the "Offered Shares"). The Transfer Notice shall further state that the Company, the Common Offerees and the Preferred Offerees may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the Offer Price and upon the other terms and conditions set forth in the Transfer Notice; PROVIDED, that if such Transfer does not involve a sale, the Offer Price for purposes of this Section 2 shall be the Option Event Value of such Offered Shares as of the date of the Transfer Notice.

                  (b) COMPANY'S RIGHT OF FIRST REFUSAL. For a period of twenty
(20) days from the receipt of the Transfer Notice (the "Company Offer Period"), the Company may, by written notice to the Offeror, the Common Offerees and the Preferred Offerees, elect to purchase all or any portion of the Offered Shares at the Offer Price per share.

                  (c) COMMON OFFEREES' RIGHT OF FIRST REFUSAL. If the Company does not elect to purchase all of the Offered Shares, the Common Offerees shall have a period of ten (10) additional days beyond the Company Offer Period (the "Common Offer Period") to elect, by written notice to the Offeror, to purchase the Offered Shares not purchased by the Company (the "Refused Shares") at the Offer Price per share in such proportions as they may agree upon. If the Common Offerees are unable to agree within the Common Offer Period on the proportions in which they will purchase the Refused Shares, each of the Common Offerees shall be entitled to purchase his or her PRO RATA portion (based on the number of Common Shares such Common Offeree owns in relation to the total number of Common Shares owned by all of the Common Offerees) of the Refused Shares not purchased by the Company by notifying the Offeror in writing, within an additional ten (10) day period after the close of the Common Offer Period and with copies to the Company and the other Shareholders, of his or her election to make such purchase. The Common Offerees shall have a right of oversubscription such that if any Common Offeree does not elect to purchase his or her PRO RATA portion of the Refused Shares, the other Common Offerees shall, among them, have the right to purchase up to the balance of the Refused Shares not so purchased. Such right of oversubscription may be exercised by a Common Offeree by specifying in his or her notice to the Offeror his or her election to purchase more than his or her PRO RATA portion of the Refused Shares. If, as a result thereof, such oversubscriptions exceed the number of Refused Shares available in respect of such oversubscription privilege, the oversubscribing Common Offerees shall be reduced with respect to their oversubscriptions in accordance with their respective PRO RATA portions of the Refused Shares.

                  (d) PREFERRED OFFEREES' RIGHT OF FIRST REFUSAL. If the Company and the Common Offerees do not elect to purchase all of the Offered Shares, the Preferred Offerees shall have a period of ten (10) additional days beyond the Common Offer Period (plus any extensions thereof) (the "Preferred Offer Period") to elect, by written notice to the Offeror, to purchase the Refused Shares not purchased by the Common Offerees (the "Twice Refused Shares") at the Offer Price per share in such proportions as they may agree upon. If the Preferred Offerees are unable to agree within the Preferred Offer Period on the proportions in which they will purchase the Twice Refused Shares, each of the Preferred Offerees shall be entitled to purchase its PRO RATA portion (based on the number of Preferred and Class B Shares such Preferred Offeree owns in relation to the total number of Preferred and Class B Shares owned by all of the Preferred Offerees) of the Twice Refused Shares by notifying the Offeror in writing, within an additional ten (10) day period after the close of the Preferred Offer Period and with copies to the Company and the other Shareholders, of its election to make such purchase. The Preferred Offerees shall have a right of oversubscription such that if any Preferred Offeree does not elect to purchase his or her PRO RATA portion of the Twice Refused Shares, the other Preferred Offerees shall, among them, have the right to purchase up to the balance of the Twice Refused Shares not so purchased. Such right of oversubscription may be exercised by a Preferred Offeree by specifying in its notice to the Offeror its election to purchase more than its PRO RATA portion of the Twice Refused Shares. If, as a result thereof, such oversubscriptions exceed the number of Twice Refused Shares available in respect of such oversubscription privilege, the oversubscribing Preferred Offerees shall be reduced with respect to their oversubscriptions in accordance with their respective PRO RATA portions of the Twice Refused Shares.

                  (e) CLOSING. A closing of the purchase of Offered Shares pursuant to Sections 2(b), 2(c) or 2(d) immediately above shall take place at the principal office of the Company within one hundred twenty (120) days after the delivery of the Transfer Notice. Notwithstanding any other provision of this Agreement, however, if the Offer Price of such Offered Shares has been determined pursuant to Section 3(g) below, (i) any Person who has elected to purchase any of such Offered Shares shall have the right to thereafter reduce (including to zero) the number of Offered Shares he, she or it has elected to purchase by delivering a written notice thereof to the Offeror (and the other Persons who have elected to purchase any of such Offered Shares shall have oversubscription rights with respect to such reduction) within ten (10) days after such determination (but in any event before such closing), and (ii) such closing shall take place thirty (30) days after such determination (or on the next day that is not a Saturday, Sunday or legal holiday in New York, New York). At such closing, each Person purchasing Offered Shares shall deliver to the Offeror against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by such Person the Offer Price per share payable in respect of such Offered Shares; PROVIDED, HOWEVER, that the amount payable by any such Person shall in no event be payable on terms, or on a schedule, less favorable to such Person than those specified in the Transfer Notice if such Transfer involves a sale. All of the foregoing deliveries shall be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

                  (f) ADDITIONAL RIGHTS OF PREFERRED OFFEREES. Notwithstanding any other provision of this Section 2, and in addition to any and all rights it may have under this

Agreement, a Preferred Offeree may (i) assign its rights under this Section 2 to purchase Offered Shares or cause any Offered Shares that it may purchase pursuant to this Section 2 to be issued in the name of any such Person as it may designate, and (ii) require the Company to issue to it in exchange for any Offered Shares purchased by it pursuant to this Section 2 an equal number of Class B Shares. The Company shall maintain a number of authorized but unissued Class B Shares equal to the number of Common Shares that are issued and outstanding.

                  (g) NO RIGHTS OF OFFEROR TO PURCHASE. During the period that a Common Shareholder's Common Shares are subject to repurchase under this Section 2 as a result of a proposed Transfer by such Common Shareholder, such Common Shareholder shall have no right to participate in the purchase of the Common Shares of any other Common Shareholder whose Common Shares are also then subject to purchase under this Section 2 or Section 3. If the Common Shares of two or more Common Shareholders are subject to purchase at any time under this Agreement, the Company, the Common Shareholders whose Common Shares are not then subject to purchase and the Preferred Optionees may exercise their rights to purchase the Common Shares of all of such Common Shareholders or any combination of them in any amounts or proportions.

                  (h) SHARES NOT PURCHASED BY COMPANY OR OTHER SHAREHOLDERS. If the Company and/or the Common and Preferred Offerees do not elect to purchase all of the Offered Shares, then the remaining Offered Shares may be Transferred to the Third Party Offeree, on the terms and conditions (including for the price, if any) specified in the Transfer Notice, within thirty (30) days after the expiration of the Preferred Offer Period plus any ten (10) day extensions thereof pursuant to Section 2(d), after which, if such Offered Shares have not been Transferred to such Third Party Offeree, all restrictions contained herein shall again be in full force and effect. As a condition to the effectiveness of any Transfer of Common Shares to a Third Party Offeree, such Third Party Offeree shall execute and deliver to the Company, with copies to each of the Shareholders, a counterpart of this Agreement (including appropriate amendments to the SCHEDULES attached hereto), which shall evidence such Third Party Offeree's agreement that the Common Shares so Transferred to him or her shall continue to be subject to this Agreement and that as to such Common Shares the Third Party Offeree shall be bound by the restrictions of this Agreement.

                  (i) TRANSFERS PURSUANT TO SECTION 3. This Section 2 shall not apply to any Transfer made pursuant to Section 3 of this Agreement.

         3.       OPTION EVENTS.

                  (a) NOTICE. Within thirty (30) days after the occurrence of an Option Event with respect to any Common Shareholder (other than the Partnership, HCHI or any Affiliate or Subsidiary of the Partnership or HCHI) (the "Optionor"), such Optionor shall notify the Company, the other Common Shareholders (the "Common Optionees") and the Preferred and Class B Shareholders (collectively, the "Preferred Optionees") of such occurrence. Any notice delivered pursuant to this Section 3(a) shall specify the number of Common Shares owned by such Optionor.

                  (b) RIGHT OF COMPANY TO PURCHASE. After the occurrence of an Option Event with respect to an Optionor, the Company shall have the right to purchase all or any portion of such Optionor's Common Shares (the "Option Shares") at a price equal to the Option Event Value per share of such Option Shares. To exercise its right to purchase Option Shares of an Optionor, the Company shall provide written notice of its election to make such purchase, within the ninety (90) day period (the "Company Option Period") after the occurrence of such Option Event, to such Optionor, the Common Optionees and the Preferred Optionees.

                  (c) RIGHT OF COMMON OPTIONEES TO PURCHASE. If the Company does not elect to purchase all of the Option Shares it may purchase pursuant to
Section 3(b) following the occurrence of an Option Event with respect to an Optionor, the Common Optionees shall have a period of thirty (30) additional days beyond the Company Option Period (the "Common Option Period") to elect, by written notice to the Optionor, to purchase the Option Shares not purchased by the Company (the "Remaining Shares") at a price equal to the Option Event Value per share in such proportions as they may agree upon. If the Common Optionees are unable to agree within the Common Option Period on the proportions in which they will purchase the Remaining Shares, each of the Common Optionees shall be entitled to purchase his or her PRO RATA portion (based on the number of Common Shares such Common Optionee owns in relation to the total number of Common Shares owned by all of the Common Optionees) of the Remaining Shares by notifying such Optionor in writing, within an additional ten (10) day period after the close of the Common Option Period and with copies to the Company and the other Shareholders, of his or her election to make such purchase. The Common Optionees shall have a right of oversubscription such that if any Common Optionee does not elect to purchase his or her PRO RATA portion of the Remaining Shares, the other Common Optionees shall, among them, have the right to purchase up to the balance of the Remaining Shares not so purchased. Such right of oversubscription may be exercised by a Common Optionee by specifying in his or her notice to the Optionor his or her election to purchase more than his or her PRO RATA portion of the Remaining Shares. If, as a result thereof, such oversubscriptions exceed the number of Remaining Shares available in respect of such oversubscription privilege, the oversubscribing Common Optionees shall be reduced with respect to their oversubscriptions in accordance with their respective PRO RATA portions of the Remaining Shares.

                  (d) RIGHT OF PREFERRED OPTIONEES TO PURCHASE. If the Company and the Common Optionees do not elect to purchase all of the Option Shares, the Preferred Optionees shall have a period of thirty (30) additional days beyond the Common Option Period (plus any extensions thereof) (the "Preferred Option Period") to elect, by written notice to the Optionor, to purchase the Remaining Shares not purchased by the Common Optionees (the "Twice Remaining Shares") at a price equal to the Option Event Value per share in such proportions as they may agree upon. If the Preferred Optionees are unable to agree within the Preferred Option Period on the proportions in which they will purchase the Twice Remaining Shares, each of the Preferred Optionees shall be entitled to purchase its PRO RATA portion (based on the number of Preferred and Class B Shares such Preferred Optionee owns in relation to the total number of Preferred and Class B Shares owned by all of the Preferred Optionees) of the Twice Remaining Shares by notifying such Optionor in writing, within an additional ten (10) day period after the close of the

Preferred Option Period and with copies to the Company and the other Shareholders, of its election to make such purchase. The Preferred Optionees shall have a right of oversubscription such that if any Preferred Optionee does not elect to purchase its PRO RATA portion of the Twice Remaining Shares, the other Preferred Optionees shall, among them, have the right to purchase up to the balance of the Twice Remaining Shares not so purchased. Such right of oversubscription may be exercised by a Preferred Optionee by specifying in its notice to the Optionor its election to purchase more than its PRO RATA portion of the Twice Remaining Shares. If, as a result thereof, such oversubscriptions exceed the number of Twice Remaining Shares available in respect of such oversubscription privilege, the oversubscribing Preferred Optionees shall be reduced with respect to their oversubscriptions in accordance with their respective PRO RATA portions of the Twice Remaining Shares.

                  (e) CLOSING AND PAYMENT. A closing of the purchase of Option Shares to be purchased pursuant to Section 3(b), 3(c) or 3(d) immediately above as a result of an Option Event shall take place at the principal office of the Company within one hundred twenty (120) days after the occurrence of such Option Event. Notwithstanding any other provision of this Agreement, however, if the Option Event Value of such Option Shares has been determined pursuant to Section 3(g) below, (i) any Person who has elected to purchase any of such Option Shares shall have the right to thereafter reduce (including to zero) the number of Option Shares he, she or it has elected to purchase by a written notice thereof to the Optionor (and the other Persons who have elected to purchase any of such Option Shares shall have oversubscription rights with respect to such reduction), and (ii) such closing shall take place within the thirty day period after such determination. At such closing, each Person purchasing Option Shares shall deliver to the Optionor against delivery of certificates duly endorsed and stock powers representing the Option Shares being acquired by such Person the Option Event Value per share payable in respect of such Option Shares. All of the foregoing deliveries shall be deemed to be made simultaneously and none shall be deemed completed until all have been completed. The price to be paid for any Option Shares purchased pursuant to this Section 3 may be paid, at the option of the purchaser, with a promissory note of the purchaser that (i) is fully recourse to the purchaser, (ii) is secured by the purchased Option Shares,
(iii) has a term not longer than three (3) years, (iv) provides for level, annual payments of principal over its term, (v) may be prepaid in full or part at any time without penalty and (vi) provides for monthly payments of interest on its outstanding principal balance at a rate, adjusted annually on each anniversary of the date of its issuance, at least equal to the prime rate of interest as published from time to time in the Wall Street Journal plus 1%.

                  (f) ADDITIONAL RIGHTS OF PREFERRED OPTIONEES. Notwithstanding any other provision of this Section 3, and in addition to any and all rights it may have under this Agreement, a Preferred Optionee may (i) assign its rights under this Section 3 to purchase Option Shares or cause any Option Shares that it may purchase pursuant to this Section 3 to be delivered in the name of any such Person as it may designate, and (ii) require the Company to issue to it in exchange for any Option Shares purchased by it pursuant to this Section 3 an equal number of Class B Shares. The Company shall maintain a number of authorized but unissued Class B Shares equal to the number of Common Shares that are issued and outstanding.

                  (g) VALUE OF SHARES IF NEITHER THE PARTNERSHIP NOR HCHI A MAJORITY PREFERRED SHAREHOLDER. If neither the Partnership nor HCHI holds a majority of the Preferred Shares as of the date any Optionor suffers an Option Event and the Company or any Common or Preferred Optionee has elected to purchase any or all of the Optionor's Option Shares, the Gross Company Value shall be determined by valuing the Company on a "going concern" rather than a "liquidation" basis as of the time of such Option Event pursuant to this Section 3(g).

                           (i)      AGREEMENT AS TO VALUE. The Optionor and the
Persons who have elected to purchase any or all of the Option Shares pursuant to this Section 3 (the "Purchasers") shall attempt to determine such Gross Company Value in good faith. If the Optionor and those of the Purchasers who have elected to purchase a majority of the total number of Option Shares which the Purchasers have elected to purchase (a "Majority of the Purchasers") reach an agreement as to the Gross Company Value within thirty (30) days after the last timely delivery of an election by a Purchaser to purchase any or all of the Option Shares, such agreed upon amount shall be the Gross Company Value for purposes of any purchase of Option Shares from such Optionor as a result of such Option Event.

                           (ii)     AGREEMENT AS TO  APPRAISER. If an agreement
as to the Gross Company Value is not reached by the Optionor and a Majority of the Purchasers pursuant to Section 3(g)(i) immediately above within thirty (30) days after the last timely delivery of an election by a Purchaser to purchase any or all of the Option Shares, the Optionor and the Purchasers shall use their best efforts to agree on the selection of an independent appraiser or investment banking firm to determine the Gross Company Value. If the Option Shares of more than one Optionor are then being valued, each such Optionor shall participate in the selection of such appraiser or investment banking firm so that the value of all such Option Shares may be determined by a single appraiser or investment banking firm. If the Optionor and a Majority of the Purchasers reach an agreement as to the selection of an appraiser or investment banking firm within sixty (60) days after the last timely delivery of an election by a Purchaser to purchase any or all of the Option Shares, such appraiser or investment banking firm shall determine the Gross Company Value within sixty (60) days after its selection. The amount determined by such appraiser or investment banking firm shall be the Gross Company Value for purposes of any purchase of Option Shares from such Optionor as a result of such Option Event.

                           (iii)    NO AGREEMENT AS TO APPRAISER. If an
appraiser or investment banking firm has not been selected to determine the Gross Company Value pursuant to Section 3(g)(ii) immediately above within sixty
(60) days after the last timely delivery of an election by a Purchaser to purchase any or all of the Option Shares, two independent appraisers or investment banking firms with at least five (5) years of experience in valuing companies engaged in businesses similar to that of the Company shall be selected to determine the Gross Company Value. One such appraiser or investment banking firm shall be promptly selected by the Optionor. The other such appraiser of investment banking firm shall be promptly selected by a Majority of the Purchasers. If a Majority of the Purchasers are unable to agree among themselves on such a selection within a thirty (30) day period, the selection of an appraiser or investment banking firm for the Purchasers shall be made by the Board of Directors of the Company. After two appraisers or investment banking firms have been selected to determine the

Gross Company Value pursuant to this Section 3(g)(iii), such two appraisers or investment banking firms shall separately determine the Gross Company Value within sixty (60) days after their respective selections, and the Gross Company Value (for purposes of any purchase of Option Shares from the Optionor as a result of such Option Event) shall be the arithmetic average of the amounts determined by such appraisers or investment banking firms; PROVIDED, that if the higher of such values exceeds the lower of such values by more than 25% of such lower value, either the Optionor or a Majority of the Purchasers may cause such two appraisers or investment banking firms to select a third appraiser or investment banking firm to determine the Gross Company Value, in which case the Gross Company Value (for purposes of any purchase of Option Shares from the Optionor as a result of such Option Event) shall be the arithmetic average of the two of such three amounts that are closest together.

                           (iv)     COST OF APPRAISALS. If a single appraiser or
investment banking firm determines the Gross Company Value pursuant to Section 3(g)(ii) above, the cost of such appraiser or investment banking firm shall be paid one-half by the Optionor and one-half by the Purchasers (as among them, in proportion to the numbers of Option Shares they have elected to purchase). If two appraisers or investment banking firms determine the Gross Company Value,
(A) the costs of the appraiser or investment banking firm selected by the Optionor shall be paid by the Optionor, and (B) the costs of the appraiser or investment banking firm selected by a Majority of the Purchasers shall be paid by the Purchasers (as among them, in proportion to the numbers of Option Shares they have elected to purchase). The costs of any third appraiser or investment banking firm shall be paid by the Purchasers (as among them, in proportion to the numbers of Option Shares they have elected to purchase) unless the Gross Company Value determined by such third appraiser or investment banking firm is closer to the value determined by the appraiser or investment banking firm selected by a Majority of the Purchasers than to the value determined by the appraiser or investment banking firm selected by the Optionor, in which case the costs of such third appraiser or investment banking firm shall be paid by the Optionor.

                           (v)      VALUATION METHODOLOGY. The valuation factors
that may be considered in determining the Gross Company Value may include, without limitation, the following: the current earnings of the Company and each of its Affiliates and Subsidiaries; the earnings history of the Company and each of its Affiliates and Subsidiaries; the prices paid for interests in similar businesses during any relevant recent period; the average price/earnings ratios of companies engaged in similar businesses; the current market values of the assets of the Company and its Affiliates and Subsidiaries; management and executive performance; tax liabilities to which the Company and its Affiliates and Subsidiaries may be subject; and such additional criteria which are appropriate to review in valuing interests in a going business.

                  (h) NO RIGHTS OF OPTIONOR TO PURCHASE. During the period that a Common Shareholder's Common Shares are subject to repurchase under this
Section 3 as a result of an Option Event with respect to such Common Shareholder, such Common Shareholder shall have no right to participate in the purchase of the Common Shares of any other Common Shareholder whose Common Shares are also then subject to purchase under Section 2 above or this Section
3. If the Common Shares of two or more Common Shareholders are subject to purchase at any time under this Agreement, the Company, the Common Shareholders whose Common Shares are not then subject to purchase and the Preferred Optionees may exercise their rights to purchase the Common Shares of all of such Common Shareholders or any combination of them in any amounts or proportions.

                  (i) SHARES NOT PURCHASED. If all of the Common Shares of an Optionor are not purchased pursuant to this Section 3 after the occurrence of an Option Event with respect to such Optionor, then the remaining Common Shares of such Optionor may be retained by such Optionor or, if such Option Event involves a Transfer, by the recipient of such Transfer, subject to all of the restrictions contained herein. As a condition to the effectiveness of any Transfer that occurs in connection with an Option Event, the recipient of such Transfer shall execute and deliver to the Company, with copies to each of the Shareholders, a counterpart of this Agreement (with appropriate amendments to the SCHEDULES attached hereto), which shall evidence such recipient's agreement that the Shares so Transferred to him or her shall continue to be subject to this Agreement and that as to such Common Shares such recipient shall be bound by the restrictions of this Agreement.

                  (j) ESTATES AND REPRESENTATIVES. In the case of any Optionor who has died or become incompetent, any reference in this Section 3 to such Optionor shall be a reference to such Optionor's estate or other legal representatives or successors, as the context may require.

         4.       PREEMPTIVE RIGHTS.

                  (a) PREEMPTIVE RIGHTS. The Company hereby grants to each Shareholder so long as he, she or it shall hold any Shares the right to purchase up to a PRO RATA portion of New Securities (as defined in Section 4(b) below) which the Company, from time to time, proposes to sell or issue. A Shareholder's PRO RATA portion, for purposes of this Section 4, is the ratio of the number of Shares then owned by such Shareholder to the total number of Shares then outstanding on a fully diluted basis after giving effect to the exercise of all options, warrants and the like and the conversion of all securities convertible into or exchangeable for Shares. The Shareholders shall have a right of oversubscription such that if any Shareholder does not elect to purchase his, her or its PRO RATA portion of any New Securities, the other Shareholders shall, among them, have the right to purchase up to the balance of the New Securities not so purchased. Such right of oversubscription may be exercised by a Shareholder by specifying in its notice pursuant to Section 4(c) below its election to purchase more than its PRO RATA portion of the New Securities. If, as a result thereof, such oversubscriptions exceed the number of New Securities available in respect of such oversubscription privilege, the oversubscribing Shareholders shall be reduced with respect to their oversubscriptions in accordance with their respective PRO rata portions of the New Securities.

                  (b) NEW SECURITIES. "New Securities" shall mean any capital stock of the Company whether now authorized or not, any rights, options or warrants to purchase capital stock and any indebtedness or preferred stock of the Company which is convertible into capital stock (or which is convertible into a security which, in turn, is convertible into capital stock); PROVIDED, that the term "New Securities" does not include (i) shares of capital stock issued as a stock dividend to all holders of capital stock PRO RATA or upon any subdivision or combination of shares of capital stock, or (ii) any employee stock options approved by the Board of Directors of the Company.

                  (c) NOTICE FROM THE COMPANY. In the event the Company proposes to issue New Securities, the Company shall give each Shareholder written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue such New Securities. For a period of twenty (20) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Shareholder its PRO RATA share of such New Securities for the price and upon the terms specified in the notice. Each Shareholder may exercise his, her or its preemptive rights hereunder by giving written notice to the Company stating therein the quantity of New Securities to be purchased by such Shareholder. Notwithstanding any other provision of this Section 4, and in addition to any and all rights it may have hereunder, a Preferred Shareholder may (i) assign its rights under this Section 4 to purchase New Securities or cause any New Securities that it may purchase pursuant to this Section 4 to be delivered in the name of any such Person as it may designate and (ii) require that any New Securities that it purchases hereunder be nonvoting to the extent necessary to preserve HCHI's status as a REIT for federal income tax purposes.

                  (d) SALE BY THE COMPANY. In the event any Shareholder fails to exercise in full his, her or its preemptive right within the twenty (20) day period described in Section 4(c) immediately above, the Company shall have sixty
(60) days thereafter to sell the New Securities with respect to which such preemptive right was not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice pursuant to
Section 4(c) immediately above.

                  (e) CLOSING. The closing for any issuance under this Section 4 shall take place as proposed by the Company with respect to the shares to be issued, at which closing the Company shall deliver certificates for such shares in the respective names of the purchasing Shareholders against receipt of payment therefor. All such shares shall be held by such Shareholders subject in all respects to the terms of this Agreement.

         5. CORPORATE GOVERNANCE. No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to his, her or its Shares nor shall any Shareholder enter into any shareholders agreements or arrangements of any kind with any person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Shareholders), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent herewith.

         6. TERMINATION. This Agreement shall terminate upon the earlier to occur of (a) dissolution or complete liquidation of the Company, (b) an assignment for the benefit of creditors by, or an adjudication of bankruptcy or appointment of a receiver for the Company or (c) a merger or consolidation of the Company pursuant to which the Common Shareholders do not Control the surviving corporation; provided, however, that no such termination shall have any effect on the obligations herein set forth of the Company or the Shareholders which have accrued as of such termination and to the extent applicable to such obligations, this Agreement shall continue in effect until all such obligations have been satisfied in full.

         7. FAILURE TO DELIVER SHARES. If a Shareholder becomes obligated to sell any Shares to the Company or to other Shareholders under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or the other Shareholders (whichever the case may be) may, in addition to all other remedies it or they may have, send to such Shareholder the purchase price for such Shares as herein specified. Thereupon, the Company upon written notice to the obligated Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company or the other Shareholders (whichever the case may be) a new certificate or certificates representing such Shares, and thereupon all of the obligated Shareholder's rights in and to such Shares shall terminate.

         8.       REMEDIES; DISPUTES.

                  (a) SPECIFIC PERFORMANCE. If a Shareholder makes or attempts to make a Transfer of Shares contrary to the provisions of this Agreement, the Company and the other Shareholders may enforce their respective rights under this Agreement by actions for specific performance (to the extent permitted by law) in addition to pursuing any other legal or equitable remedies they may have. In addition, the Company may refuse to recognize any Person who receives shares of stock in the Company contrary to the provisions of this Agreement as a shareholder for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with.

                  (b) DISPUTE RESOLUTION. All disputes, differences and controversies arising hereunder shall be settled and finally determined by arbitration in the City of New York under the then existing rules of the American Arbitration Association.

         9. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter of this Agreement, including, without limitation, the Original Agreement the First Amended Agreement and the Plan of Recapitalization. Neither this Agreement nor any provision of this Agreement may be waived, modified, amended or terminated except by a written agreement signed by the parties to this Agreement. Waiver by a party to this Agreement of any breach of or failure to comply with any provision of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver or any other breach of, or failure to comply with, any other provision of this Agreement.

         10. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         11. NOTICES. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given or made if personally delivered or sent by United States mail or express mail service or by telegram confirmed by letter or telecopy to the respective addresses set forth below:

                  (a)      THE COMPANY. For notices and communications to the
Company:

                           Hanover Capital Partners Ltd.
                           90 West Street, Suite 1508
                           New York, New York 10006
                           Attention: President

                  (b) THE SHAREHOLDERS. For notices and communications to the Shareholders, to the respective addresses set forth on SCHEDULE 1 attached hereto.

All notices and other communications will be deemed to have been duly given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, or by first-class mail, five (5) calendar days after being deposited in the United States mails, postage prepaid, (ii) if sent by United States Express Mail or other express mail service, two calendar days (other than Sundays and federal holidays) after being deposited therein, (iii) if sent by telegram or telecopy, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt.

By notice complying with the foregoing provisions of this Section 11, each party shall have the right to change the mailing address for future notices and communications to such party.

         12. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that the rights under this Agreement may not be assigned except as expressly provided herein. This Agreement shall apply to all stock and equity securities of the Company now or hereafter acquired by the Shareholders or any of their successors in interest.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles relating to conflicts of law, as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         14. RECAPITALIZATION, EXCHANGES, ETC. Except upon termination of this Agreement pursuant to Section 6(c) above, the provisions of this Agreement shall apply, to the full extent set forth in this Agreement with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts set forth on SCHEDULE 1 shall be appropriately adjusted and this Agreement shall be amended to reflect the same within ten (10) days.

         15. PURCHASE FOR INVESTMENT; LEGEND. Each of the parties to this Agreement acknowledges that he, she or it holds the Shares shown opposite his, her or its name on the attached SCHEDULE 1, that all of the Shares held by such party as shown on SCHEDULE 1 to this Agreement are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All the certificates of Shares of the Company which are now or hereafter owned by the Common Shareholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon, the following legend:

                  THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF A SHAREHOLDERS' AGREEMENT, DATED AS OF ______________, 1997, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER THE COMPANY'S RECEIPT OF A WRITTEN REQUEST THEREFOR.

         All Shares shall also bear all legends required by federal and state securities laws.

         16. HEADINGS. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. The Company agrees that a copy of this Agreement shall be kept at the principal office of the Company for inspection by the Shareholders. Any Shareholder shall have the right to inspect said copy of this Agreement and the books and records of the Company at reasonable times after reasonable notice.

         18. NO EMPLOYMENT RIGHTS; NO DISCLOSURE. Each Shareholder agrees and acknowledges that (a) neither the holding of Shares by such Shareholder nor any provision of this Agreement shall give any Shareholder the right to be retained in the employ of the Company or otherwise affect his or her employment relationship with the Company, and (b) neither the Company nor any other Shareholder shall have any duty affirmatively to disclose to a Shareholder, and no Shareholder shall have any right to be advised of, any material information regarding the Company or its business or prospects at any time prior to, upon or in connection with any mandatory transfer of Shares under this Agreement.

         19. WAIVER OF CLAIMS; INDEMNIFICATION. Each Shareholder hereby waives any claims he, she or it might otherwise have had against the Company or any other Shareholder under the Original Agreement, the First Amended Agreement or the Plan of Recapitalization. The Initial Shareholders (the "Indemnitors") shall indemnify the Company and the other Shareholders (the "Indemnitees") for, and hold them harmless from and against, any losses, expenses or damages the Indemnitees may suffer or incur as a result of any actions or claims arising under the Original Agreement, the First Amended Agreement or the Plan of Recapitalization.








                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.


                                    "COMPANY"


                                    HANOVER CAPITAL PARTNERS LTD.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    "PARTNERSHIP"


                                    HANOVER CAPITAL MORTGAGE , L.P.


                                    By: Hanover Capital Mortgage Holdings, Inc.,
                                        General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    "BURCHETT"


                                    --------------------------------------------
                                    John A. Burchett


                                    "MIZERAK"

                                    --------------------------------------------
                                    Joyce S. Mizerak

                                    "OSTENDORF"


                                    --------------------------------------------
                                    George J. Ostendorf


                                    "TAVARES"


                                    --------------------------------------------
                                    Irma N. Tavares

                                   SCHEDULE 1


   Shareholder                                 Number and Class of Shares
   -----------                                 --------------------------

John A. Burchett                             1,650 Shares of Class A Common
896 Highland Avenue                                   Stock
Westfield, NJ 07090


Joyce S. Mizerak                             450 Shares of Class A Common
11 Foxhill Run                                        Stock
Monmouth Junction, NJ 08852


George J. Ostendorf                          450 Shares of Class A Common
506 E. Marshall Street                                Stock
Arlington Heights, IL 60004

Irma N. Tavares                              450 Shares of Class A Common
1 Kevin Road                                          Stock
Scotch Plains, NJ  07076

Hanover Capital Mortgage Holdings, L.P.      97,000 Shares of Series A Preferred
100 Metroplex Drive                                   Stock
Suite 301
Edison, NJ  08817